    As filed with the Securities and Exchange Commission on December 29, 2000
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            APPLIEDTHEORY CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE

         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      7373

                (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE)

                                   16-1491253

                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  1500 BROADWAY, 3RD FLOOR, NEW YORK, NY 10036

                                 (212) 398-7070

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ROBERT F. MECHUR, ESQ.

                       VICE PRESIDENT AND GENERAL COUNSEL

                            APPLIEDTHEORY CORPORATION

                      224 HARRISON ST., SYRACUSE, NY 13202

                                 (315) 453-2912

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING

                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                              DEWEY BALLANTINE LLP

                       ATTENTION: FRANK E. MORGAN II, ESQ.

              1301 AVENUE OF THE AMERICAS, NEW YORK, NY 10019-6092

                                 (212) 259-8000

   From time to time after the effective date of this registration statement.
        (Approximate date of commencement of proposed sale to the public)

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



CALCULATION OF REGISTRATION FEE

                                                           Proposed maximum      Proposed maximum        Amount of
Title of each class of securities to    Amount to be      offering price per    aggregate offering      registration
            be registered                registered            unit                  price                fee
------------------------------------    ------------      ------------------    ------------------      ------------
   Common Stock, $.01 par value per      1,450,000 (1)          2.187 (2)       $3,171,150 (2)           $ 793
     share

(1) The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar event.

(2) Pursuant to Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices for our common stock on December 22, 2000, as reported on the Nasdaq Stock Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 2000

PROSPECTUS

                                1,450,000 SHARES

                                  COMMON STOCK

                            APPLIEDTHEORY CORPORATION

               1500 BROADWAY, 3RD FLOOR, NEW YORK, NEW YORK 10036

                                 (212) 398-7070

         This prospectus relates to 1,450,000 shares of our common stock, par value $.01 per share, that may be offered and issued from time to time in connection with business combination transactions.

         The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We do not expect to receive any cash proceeds from the sale of shares of common stock issued pursuant to this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

         Our common stock is listed for trading on the Nasdaq Stock Market's National Market under the symbol "ATHY." On December 22, 2000, the last reported sale price of our common stock was $2.25. You are urged to obtain current market data before you purchase our stock.

         The common stock offered hereby is highly speculative and involves a high degree of risk. Please see "Risk Factors" beginning on Page 5 to read about risks you should consider before acquiring shares of our common stock.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the related registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell our shares and is not soliciting an offer to buy our shares in any state where the offer or sale is prohibited.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December 29, 2000.

                                TABLE OF CONTENTS

                                                                                                 Page
Summary                                                                                            3

Risk Factors                                                                                       5

Distribution of Securities                                                                        16

Selling Security Holders                                                                          16

Legal Matters                                                                                     17

Experts                                                                                           18

Where You Can Find More Information                                                               18

Forward-Looking Statements                                                                        19

         You should rely only on the information contained or referred to in this prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or any of its supplements is accurate as of any date other than the date on the front of these documents.

         THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THAT INFORMATION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST. SEE THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." TO OBTAIN THAT INFORMATION, CONTACT US AT:

                            APPLIEDTHEORY CORPORATION

                            1500 BROADWAY, 3RD FLOOR

                               NEW YORK, NY 13202
                           ATTENTION: GENERAL COUNSEL

                                     SUMMARY

         You should read and consider the discussion in this prospectus in conjunction with the discussion in our quarterly reports and annual reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and our audited financial statements and notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" as of and for the year ended December 31, 1999 which are included in the Annual Report on Form 10-K (File No. 000-25759), as filed with the Securities and Exchange Commission.

         Unless the context otherwise requires, references in this prospectus to "AppliedTheory," the "Company," "we," "our" and "us" refer to AppliedTheory Corporation.

COMPANY OVERVIEW

OUR  MISSION: TO HELP COMPANIES GAIN COMPETITIVE ADVANTAGES BY
              PROVIDING THE EXPERTISE TO BUILD, INTEGRATE AND MANAGE WORLD-CLASS INTERNET SOLUTIONS.

         Since its inception, the Internet has evolved from a data transport mechanism to a business tool comprised of a set of strategies, technologies, methodologies and best practices. AppliedTheory Corporation - evolved from one of the founding institutions of the Internet - combines its unparalleled knowledge base with the ability to build, integrate and manage Internet business solutions for hundreds of large corporations seeking to remain competitive in an increasingly complex online economy.

         We help businesses use the Internet to increase profit, decrease costs and meet business objectives. As one of the industry's most reliable single sources for large enterprise Internet needs, AppliedTheory possesses the rare capability to provide customers with a comprehensive and fully-integrated suite of services for mission-critical Internet applications including; managed hosting, network, security and software applications development.

WE FOCUS ON INTEGRATED INTERNET BUSINESS SOLUTIONS.

         AppliedTheory's suite of Internet solutions is based on the strong foundation of our e-Business solutions. We use a phased approach designed to develop and implement a comprehensive Internet strategy for our customers. Our core expertise is derived from our experience in developing business-to-business and business-to-consumer Web-centric solutions.

         We believe that no business-critical Internet solution is viable without a completely integrated hosting solution; therefore, we offer parallel lines of hosting services to our customers. Our Web hosting solutions include Web site and network operation and, when appropriate, application support. Our application infrastructure provider (AIP) hosting solutions are designed for application service providers (ASPs) who want to use our network infrastructure.

         Each line of hosting services offers managed application hosting as a fully outsourced, upgradeable solution - saving time and greatly reducing capital expenditures, risk of obsolescence and internal management responsibilities. Our hosting services give customers a dedicated server while they maintain their own software management.

         In addition, we provide security consulting services, virtual private networks (VPNs) and managed firewalls for network security. We also provide direct connectivity to the global Internet via a fully redundant, rigorously engineered, high-speed network backbone.

         We continuously look for opportunities to help our customers implement high impact, critical business applications. In August 2000, we launched Delta Edge(TM), a proprietary technology designed to accelerate the delivery of dynamic Web content by as much as 700 percent.

OUR EXPERTISE IS EVIDENT IN OUR HANDS-ON EXPERIENCE.

         AppliedTheory deploys Internet solutions to more than 1,500 customers. Our exceptionally high customer satisfaction is reflected in our unprecedented low churn rate of less than 1/2% per month and reflects the dedication of our more than 600 employees nationwide.

         We have developed business-to-business extranets, portals and e-business strategies; built corporate intranets; migrated legacy systems to the Internet; designed Web site user interfaces; and constructed e-commerce sites from the ground up for major businesses, mid-sized companies and start-up companies nationwide.

         AppliedTheory provides Internet solutions to some of America's leading companies, including AOL, Eddie Bauer, Carrier and Time Warner. We provide Web hosting, Internet access, and customized Internet-enabled solutions to America's Job Bank, the world's largest online employment database.

         We built a custom solution for Hedgeworld Ltd. - which serves the hedge fund industry by linking fund managers to site members and integrating future product offerings - by leveraging their legacy systems and databases with online capabilities.

         By integrating numerous technologies, AppliedTheory created a Web-based solution for the Boston Marathon that enabled event coordinators to gather, process and present data online - a feat that eliminated concerns raised by connectivity limitations experienced in previous years.

OUR EXPERTISE SPANS MANY INDUSTRIES.

         AppliedTheory's concentration on providing mission-critical applications to key industries makes us an expert in numerous vertical markets, including:

- EDUCATION - We provide Internet solutions to many of the nation's 3,700 colleges and universities.

- HEALTHCARE - We develop healthcare applications for medical professionals, supplying technology to address and meet the demand for online healthcare delivery systems.

- AUTOMOTIVE - We assist automotive manufacturers, suppliers and dealerships in creating Web sites and other Web-based capabilities.

- GOVERNMENT - We have worked to develop teams with the experience and expertise to efficiently fulfill the special requirements that government institutions face.

WE PARTNER WITH THE BEST.

     To ensure our customers have access to today's leading technology, we have developed various business relationships with major Internet technology companies, including:

- Cisco - Their high-end routers serve as the core of our network backbone.

- Sun Microsystems - Their development, Web and file servers are the foundation for our UNIX hosting.

-        Microsoft - We are a Microsoft Certified Solutions provider.

- Veritect - They supply network security integration expertise and firewall support.

-        Covad Communications - They provide high-speed DSL services.

- Concentric Network - They supply access to more than 150 points-of-presence that bolster our dial-in service offerings.


-        IDS Scheer - They assist us in business process reengineering.

- Planning Technologies Inc. - They provide our customers with business consulting services.

- EDS - They supply high-end and large-scale technology project management support.

- Sprint - Our access services use Sprint's network, data-engineering, national IP infrastructure and support resources.

WE ARE CONTINUING TO EXPAND AND EXECUTE OUR BUSINESS PLAN.

         In 1999, we tripled our sales force and added more than eight new sales offices in key east coast cities from Massachusetts to Florida. In 2000, we expanded to the west coast in Los Angeles, San Francisco and Seattle, the midwest in Detroit and the southwest in Austin, Texas, while continuing our expansion in the east. In addition, as previously discussed, we have launched a vertical sales effort to focus on markets, such as higher education, the federal government, state and local governments, healthcare and automotive.

         As part of our expansion strategy, we purchased several businesses through November 30, 2000. On Jan. 5, 2000 we acquired CRL Network Services Inc. ("CRL"), a company that provides high-speed Internet access and data networking solutions across the United States and owns and operates a Tier 1 network backbone. This acquisition allowed us to extend our network footprint, link the company's data centers on the east and west coasts, and increased our sales presence on the west coast. It also expanded our peering arrangements to full Tier 1 status, allowed us to receive certification to be a competitive local exchange carrier (CLEC) in California and acquire an interconnection agreement with SBC Communications, Inc.

         On May 23, 2000 we acquired The Cordada Group Inc. ("Cordada"), and on July 1, 2000 we acquired Team Tech International Inc. ("Team Tech"). Cordada and Team Tech now provide the full suite of AppliedTheory's solutions including managed web hosting, e-Business consulting and Internet connectivity to customers primarily located in Seattle, Washington and Austin, Texas, respectively. During the fourth quarter of 2000, we expanded our presence in the e-Business and web hosting markets in Atlanta, Georgia and Denver, Colorado. These e-Business acquisitions and expansions enabled us to increase our presence in four additional high-tech corridors in the United States and further leverage our professional service expertise.

         The acquisitions of CRL, Cordada and Team Tech have resulted in additional revenue and costs in 2000 that affect the comparability to the same periods in 1999.

         From time to time, in both written and in oral statements by our senior management, we express expectations and other statements regarding future performance. These forward-looking statements are inherently uncertain and you must recognize that events could turn out to be different than such expectations and statements. We discuss key factors impacting current and future performance in this prospectus and in our other filings and reports.

                                  RISK FACTORS

         You should consider the following risk factors, as well as any other information in this prospectus, in evaluating our business and us. Any investment in our common stock involves a high degree of risk.

WE HAVE A LIMITED OPERATING HISTORY AND MAY NOT SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

         We have a limited operating history, and our business model is still in development. We were incorporated in 1995 and commenced operations in late 1996. As an early stage Internet company we are subject to expenses and difficulties associated with implementing our business plan that are not typically encountered by more mature companies. The risks associated with implementing our business plan relate to:

-        building out our operations infrastructure;

-        expanding our sales structure and marketing programs;

-        increasing awareness of our brand;

- providing services to our customers that are reliable and cost-effective;

- responding to technological development or service offerings by competitors; and

-        attracting and retaining qualified personnel.

         If we are not successful in implementing our business plan, our business or future financial or operating results could suffer.

WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND EXPECT THESE LOSSES TO INCREASE IN THE FORESEEABLE FUTURE.

         We have incurred significant net losses and negative cash flows from operations in each quarterly and annual period since inception and expect to continue to do so for the foreseeable future. At September 30, 2000 and December 31, 1999 and 1998, we had an accumulated deficit of approximately $67.9 million, $29.8 million and $15.7 million, respectively. We incurred net losses of $38.1 million in the nine months ended September 30, 2000 and $14.1 million, $7.1 million and $6.1 million in the three years ended December 31, 1999, 1998 and 1997, respectively. In connection with our expansion plans, we anticipate making significant investments in sales and marketing, customer support and personnel. As a result of our expansion plans, we expect our net losses and negative cash flows from operations on a quarterly and annual basis to be significant in the foreseeable future. Our ability to achieve profitability is dependent in large part upon the successful implementation of our expansion strategy. We cannot assure you that we will achieve or sustain revenue growth or profitability on either a quarterly or annual basis.

WE MAY NEED ADDITIONAL FUNDS WHICH, IF AVAILABLE, COULD RESULT IN DILUTION OF YOUR SHAREHOLDINGS OR AN INCREASE IN OUR INTEREST EXPENSE. IF THESE FUNDS ARE NOT AVAILABLE, OUR BUSINESS COULD BE HURT.

         We intend to use the remaining proceeds from the sale of $30,000,000 in 5% convertible debentures on June 5, 2000 due June 5, 2003 to fund the expansion of our sales and marketing efforts, to expand our customer support services, for making investments or acquisitions and for general corporate and working capital purposes. See our current report on Form 8-K filed June 20, 2000 for additional information. Our business plan includes aggressive expansion through acquisitions funded mostly with stock but requiring some cash expenses and consideration. While we believe that the remaining proceeds from the sale of debentures and existing financing arrangements will be sufficient for these purposes, we may need to raise additional funds through public or private debt or equity financing in order to:

- take advantage of anticipated opportunities or acquisitions of complementary assets, technologies or businesses;

-        develop new products; or

-        respond to unanticipated competitive pressures.

         If additional funds become necessary, additional financing may not be available on terms favorable to us or available at all. If adequate funds are not available or are not available on acceptable terms when needed, our business could be hurt.

         If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders may be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through the issuance of debt securities, these securities would have some rights, preferences and privileges senior to those of the holders of our common stock, and the terms of this debt could impose restrictions on our operations and result in significant interest expense to us.

WE MAY NOT BE ABLE TO GENERATE THE NECESSARY AMOUNT OF CASH TO SERVICE OUR EXISTING FINANCIAL OBLIGATIONS.

         In addition to the 5% convertible debentures due June 5, 2003, we also have financial obligations to certain former shareholders of CRL Network Services, Inc., pursuant to a Put Option Agreement entered into between the Company and those shareholders as part of the consideration for the Company's acquisition of CRL Network Services, Inc. We cannot assure you that our business will generate sufficient cash flow from operations or that additional equity or debt financing will be available on commercially reasonable terms or at all to enable us to fulfill our financial obligations or fund our other liquidity needs. If we are unable to generate sufficient cash flow, we may be unable to meet our obligations under the 5% convertible debentures due June 5, 2003, or the Put Option Agreement and may need to renegotiate or refinance all or a portion of our obligations under those agreements. We cannot assure you that we would be able to renegotiate or refinance our obligations under those agreements on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity.

PRIOR TO 2000, MOST OF OUR REVENUES HAVE BEEN DERIVED FROM CUSTOMERS LOCATED IN NEW YORK STATE AND WE MAY NOT SUCCESSFULLY OPERATE ON A NATIONWIDE BASIS.

         Prior to 2000, most of our revenues have been derived from customers located in New York State. Our business strategy is to become a leading national provider of advanced Internet technology solutions to mid-sized businesses, mid-sized departments of larger businesses, and specifically targeted vertical markets. The risks we may encounter in operating on a nationwide basis include the possibility that:

-        our solutions are not accepted beyond our current market;

- there are significant delays in the completion of any new data centers or any existing data centers; and/or

-        we fail to develop a nationally recognized brand.


OUR RAPID GROWTH STRATEGY IS LIKELY TO PLACE A SIGNIFICANT STRAIN ON OUR RESOURCES.

         Our future success depends in large part on our ability to manage any achieved growth in our business. For our nationwide operating plan to succeed, we will need:

-        to expand our business with new and current customers;

-        to develop and offer successful new products and services;

-        to retain key employees and hire new employees; and

- to ensure that any future business we may develop or acquire will perform in a satisfactory manner.

         These activities are expected to place a significant strain on our resources. Also, we cannot guarantee that any of these will occur or that we will succeed in managing the results of any success in our nationwide operating plan.

OUR ANNUAL AND QUARTERLY OPERATING RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS. AS A RESULT, PERIOD-TO-PERIOD COMPARISONS OF OUR RESULTS OF OPERATIONS ARE NOT NECESSARILY MEANINGFUL AND SHOULD NOT BE RELIED UPON AS INDICATIONS OF FUTURE PERFORMANCE.

         We have experienced significant fluctuations in our results of operations on a quarterly and annual basis. We expect to continue to experience significant fluctuations in our future quarterly and annual results of operations due to a variety of factors, many of which are outside of our control, including:

-        demand for and market acceptance of our services;

-        customer retention;

-        the timing and success of our marketing efforts;

- the timing and magnitude of capital expenditures, including costs relating to the expansion of operations;

- the timely expansion of existing facilities and completion of new facilities;

-        the ability to increase bandwidth as necessary;

-        fluctuations in bandwidth used by customers;

- introductions of new services or enhancements by us and our competitors;

-        increased competition in our markets;

-        economic conditions including those in the Internet access industry;

-        potential unfavorable legislative and regulatory developments;

- growth of Internet use and establishment of Internet operations by mainstream enterprises; and

-        changes in our pricing policies and our competitors' pricing policies.

A RELATIVELY LARGE PORTION OF OUR EXPENSES ARE FIXED IN THE SHORT-TERM. AS A RESULT, OUR RESULTS OF OPERATIONS WILL BE PARTICULARLY SENSITIVE TO FLUCTUATIONS IN REVENUE.

         A relatively large portion of our expenses are fixed in the short-term, particularly in respect of data and telecommunications costs, depreciation, amortization, real estate occupancy costs, interest expense and personnel. Because we will be required to incur these fixed expenses, irrespective of our revenue, our future results of operations are particularly sensitive to fluctuations in revenue.

THE EXPECTED CONTINUED GROWTH IN THE MARKET FOR OUR PRODUCTS AND SERVICES MAY NOT MATERIALIZE OR MAY MATERIALIZE IN A MANNER WE HAVE NOT ANTICIPATED.

         Our market is new and rapidly evolving. Whether, and the manner in which, the market for our products and services will continue to grow is uncertain. The market for our products and services may be inhibited for a number of reasons, including:

- the reluctance of businesses to outsource their e-Business, Web hosting and Internet connectivity needs;

- our failure to successfully market our products and services to new customers; and

-        the inability to maintain and strengthen our brand awareness.

OUR SUCCESS DEPENDS IN LARGE PART ON THE CONTINUED GROWTH OF THE INTERNET
MARKET.

         Our business will be hurt if Internet usage does not continue to grow. Internet usage may be inhibited for a number of reasons, including:

-        access costs;

-        inadequate network infrastructure;

-        security concerns;

- uncertainty of legal and regulatory issues concerning use of the Internet;

-        inconsistent quality of service; and

-        lack of availability of cost-effective, high-speed service.

         If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it or the Internet's performance and reliability may decline. Similarly, Web sites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays occur frequently, use of the Internet as a commercial or business medium could, in the future, grow more slowly or decline. This could hurt our business.

WE OPERATE IN AN EXTREMELY COMPETITIVE MARKET AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         The Internet-based services market is extremely competitive and many of our competitors are more established and have greater financial resources than us. In addition, there are no substantial barriers to entry in this market. We also expect that competition will intensify in the future. Many of our competitors have greater market presence, engineering and marketing capabilities and financial, technological and personnel resources than we do. As a result, as compared to us our competitors may:

- develop and expand their network infrastructures and service offerings more efficiently or more quickly;

- adapt more swiftly to new or emerging technologies and changes in customer requirements;

- take advantage of acquisitions and other opportunities more effectively; and

- more effectively leverage existing relationships with customers or exploit a more recognized brand name to market and sell their services.

                  Our current and prospective competitors, both in New York State and nationally, generally may be divided into the following three groups:

- Internet access, VPNs and security providers including GTE Internetworking, Verio Inc., Qwest Communications International Inc., Sprint Corporation, AT&T Corp., UUNET Technologies, Inc., Concentric Network Corp., Cable & Wireless plc, WorldCom, Inc. and other national and regional providers;

- Web and application hosting companies including Digex, Inc., Frontier Global Center, GTE Internetworking, Globix Corporation, PSINet Inc., Exodus Communications, Inc. and other companies; and

- e-Business solution companies including Razorfish Inc., IBM Global Services, Andersen Consulting, US Internetworking Inc., Scient Corp., Cambridge Technology Partners, Inc., Whittman-Hart Inc., Oracle Corporation, the Big 5 accounting firms, EDS Corporation and other companies.

                  We believe that we may also face competition from other large computer hardware and software companies and other media, technology and telecommunications companies.

                  The number of businesses providing Internet-related services is rapidly growing. We are aware of other companies, in addition to those named above, that have entered into or are forming joint ventures or consortia to provide services similar to those provided by us. Others may acquire the capabilities necessary to compete with us through acquisitions.

WE COULD ENCOUNTER SIGNIFICANT PRICING PRESSURE AS A RESULT OF INCREASED COMPETITION AND INDUSTRY CONSOLIDATION.

                  As a result of increased competition and consolidation in the industry, we could encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of our services. We may not be able to offset such price reductions even if we obtain an increase in the number of our customers, derive higher revenue from enhanced services or manage to reduce our costs. Increased price or other competition could erode our market share and could significantly hurt our business. We cannot assure you that we will have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully in that environment.

OUR REVENUES ARE HEAVILY DEPENDENT ON TWO CONTRACTS. IF WE LOSE EITHER OF THESE CONTRACTS, IF EITHER OF THEM REDUCES THE AMOUNT OF WORK IT DOES WITH US, OR IF WE FAIL TO DIVERSIFY OUR CUSTOMER BASE, OUR BUSINESS WILL SUFFER.

                  We currently derive a substantial portion of our total revenue from contracts with two customers - NYSERNet.org, Inc. ("NYSERNet"), a not-for-profit corporation that is also affiliated with one of our major stockholders, and the New York State Department of Labor. The loss of either of these contracts could significantly hurt our business. For the nine months ended September 30, 2000, revenue from NYSERNet.org, Inc. represented approximately 17% of our total revenue. For the years ended December 31, 1999, 1998 and 1997, revenue from NYSERNet.org, Inc. represented approximately 27%, 37%, and 47% of our total revenue, respectively. Revenue under the agreement with the New York State Department of Labor for the nine months ended September 30, 2000 represented 29% of our total revenue. Revenue under the agreement with the New York State Department of Labor for the years ended December 31, 1999, 1998 and 1997 represented 39%, 28%, and 16% of our total revenue, respectively.

                  We have an agreement with NYSERNet to provide NYSERNet and its customers with services. Under this long-term agreement we provide services to approximately 140 different customers affiliated with NYSERNet. Each of these customers makes individual buying decisions resulting in separate agreements. As the initial agreements with NYSERNet's customers expire some customers began contracting directly with us. The initial master agreement has an original term of three years, ending October 1, 2001, and is automatically renewable for successive one-year terms. In March 2000 we extended and expanded these services through an agreement with NYSERNet to upgrade and maintain a minimum of 10 full OC-3 network backbone connections for NYSERNet and its customers. This agreement extends until October 2005 and it is estimated that we will receive approximately $40 million for our services over the term of the agreement. While these agreements only allow termination by either

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
party under special circumstances, it is still possible that NYSERNet could terminate the agreement or cease working with us.

         On June 14, 1999, we signed a contract with NYSERNet to enhance, operate and maintain NYSERNet2000, NYSERNet's next generation Internet backbone network. We completed construction of the network in April 1999. Under the terms of the contract, which extends until 2002, we will enhance and maintain the first OC-12 research network backbone in New York State. We expect to receive approximately $5.2 million for our services over the term of the contract.

         On November 30, 2000, we completed negotiations on a five year $82 million contract with the New York State Department of Labor for the development and maintenance of the America's Job Bank Web site. Although this contract is initiated by the New York State Department of Labor, the contract includes separate maintenance of America's Job Bank Web sites for 50 different states and territories. Each of these states and territories make individual buying decisions and may terminate their affiliation with America's Job Bank annually. The America's Job Bank agreement is subject to cancellation upon 15 days notice by the New York State Department of Labor.

         We cannot assure you that revenue from these two customers, or from other customers that have accounted for significant revenue in past periods, individually or as a group, will continue, or if continued, will reach or exceed historical levels in any future period. In addition, we may not succeed in diversifying our customer base in future periods.

WE COULD EXPERIENCE SYSTEM FAILURES AND CAPACITY CONSTRAINTS, WHICH WOULD AFFECT OUR ABILITY TO COMPETE.

         Interruptions in service to our customers could hurt our business. To succeed, we must be able to operate our network management infrastructure 24 hours per day, seven days per week, without interruption. Our operations depend upon our ability to protect our network infrastructure, our equipment and customer data against damage from human error or "acts of God." Even if we take precautions, the occurrence of a natural disaster or other unanticipated problems could result in interruptions in the services we provide to our customers.

         At this time, we do not have a formal disaster recovery plan. Although we have attempted to build redundancy into our network and hosting facilities by establishing a fully redundant, rigorously engineered national Tier 1 backbone connected to three different data centers, our network is currently subject to various single points of failure. For example, a problem with one of our routers or switches could cause an interruption in the services we provide to some of our customers. Any interruptions in service could:

-      cause end users to seek damages for losses incurred;

- require us to spend more money and dedicate more resources to replacing existing equipment, expanding facilities or adding redundant facilities;

- cause us to spend money on existing or new equipment and infrastructure earlier than we plan;

-      damage our reputation for reliable service;

-      cause existing end-users and resellers to cancel our contracts; or

-      make it more difficult for us to attract new end-users and partners.

         Any of these results could hurt our business.

         Failure of the national telecommunications network and Internet infrastructure to continue to grow in an orderly manner could result in service interruptions. While the national telecommunications network and Internet infrastructure have historically developed in an orderly manner, there is no guarantee that this will continue as the network expands and more services, users and equipment connect to the network. Failure by our telecommunications providers to provide us with the data communications capacity we require could cause service interruptions, which could hurt our business.

WE ARE DEPENDENT ON NETWORKS BUILT AND OPERATED BY OTHERS. IF WE DO NOT HAVE CONTINUED ACCESS TO A RELIABLE NETWORK, OUR BUSINESS WILL SUFFER.

         In delivering our services, we rely on networks, which are built and operated by others. We do not have control over these networks, nor can we guarantee that we will continue to have access on terms that fit our business needs.

         Our use of the infrastructure of other communications carriers presents risks. Our success partly depends upon the coverage, capacity, scalability, reliability and security of the network infrastructure provided to us by telecommunications network suppliers, including AT&T Corp., Sprint Corporation, Verizon Communications, Pacific Bell and Broadwing, Inc. Our expansion plans require additional network resources. Without these resources, our ability to execute our business strategy could be hurt. In addition, future expansion and adaptation of our network infrastructure may require substantial financial, operational and management resources. We may not be able to expand or adapt our network infrastructure on a timely basis and at a commercially reasonable cost to meet additional demand, changing customer requirements or evolving industry standards. In addition, if demand for usage of our network were to increase faster than projected or were to exceed our current forecasts, the network could experience capacity constraints which would hurt its performance.

         The consolidation of network providers could adversely affect our peering and transit arrangements if peering criteria becomes more restrictive or cost prohibitive. We also depend on our telecommunications suppliers to provide uninterrupted and error-free service through their telecommunications networks. If these suppliers greatly increased the prices for their services or if the telecommunications capacity available to us was insufficient for our business purposes, and we were unable to use alternative networks or pass along any increased costs to our customers, our business could suffer.

OUR NETWORK AND SOFTWARE ARE VULNERABLE TO SECURITY BREACHES AND SIMILAR THREATS WHICH COULD RESULT IN OUR BEING LIABLE FOR DAMAGES AND HARM OUR REPUTATION.

         Despite the implementation of network security measures, the core of our network infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by Internet users. This could result in our being liable for damages, and our reputation could suffer, thereby deterring potential customers from working with us. Security problems caused by third parties could lead to interruptions and delays or to the cessation of service to our customers. Furthermore, inappropriate use of the network by third parties could also jeopardize the security of confidential information stored in our computer systems and in those of our customers.

         We rely upon encryption and authentication technology purchased from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. Although we intend to continue to implement industry-standard security measures, in the past some of these standards have occasionally been circumvented by third parties. Therefore, we cannot assure you that the measures we implement will not be circumvented. The costs and resources required to eliminate computer viruses and alleviate other security problems may result in interruptions, delays or cessation of service to our customers, which could hurt our business.

OUR BRAND IS NOT AS WELL KNOWN AS SOME OF OUR COMPETITORS, AND FAILURE TO DEVELOP BRAND RECOGNITION COULD HURT OUR BUSINESS.

         To successfully execute our strategy, we must strengthen our brand awareness. While many of our competitors have well-established brands in Internet services, prior to 2000, our market presence was limited principally to New York State. In order to build our brand awareness, our marketing efforts must succeed, and we must provide high quality services. We cannot assure you that these investments will succeed as planned. If we do not build our brand awareness, our ability to realize our strategic and financial objectives could be hurt.

IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE, OUR BUSINESS COULD SUFFER.

         If we do not successfully use or develop new technologies, introduce new services or enhance our existing services on a timely basis, or new technologies or enhancements used or developed by us do not gain market acceptance, our business could be hurt. The Internet industry is characterized by rapidly changing technology, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our future success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner, all while continuing to develop our business model and rolling-out our services on a national level:

-      effectively use and integrate leading technologies;

-      continue to develop our technical expertise;

-      enhance our products and current networking services;

-      develop new products and services that meet changing customer needs;

-      have the market accept our services;

-      advertise and market our products and services; and

-      influence and respond to emerging industry standards and other changes.

         We cannot assure you that we will successfully use or develop new technologies, introduce new services or enhance our existing services on a timely basis, or that new technologies or enhancements used or developed by us will achieve market acceptance. Our pursuit of necessary technological advances may require substantial time and expense. In addition, we cannot assure you that, if required, we will successfully adapt our network and services to alternate access devices and conduits.

         If our services do not continue to be compatible and interoperable with products and architectures offered by other industry members, our ability to compete could be impaired. Our ability to compete successfully is dependent, in part, upon the continued compatibility and interoperability of our services with products and architectures offered by various other members of the industry. Although we intend to support emerging standards in the market for Internet solutions, we cannot assure you that we will be able to conform to new standards in a timely fashion and maintain a competitive position in the market. Our services rely on the continued widespread commercial use of Transmission Control Protocol/Internetwork Protocol, commonly known as TCP/IP, which is an industry standard to facilitate the transfer of data. Alternative open protocol and proprietary protocol standards could emerge and become widely adopted. A resulting reduction in the use of TCP/IP could render our services obsolete and unmarketable. Our failure to anticipate the prevailing standard or the failure of a common standard to emerge could hurt our business.

WE DERIVE SIGNIFICANT REVENUE FROM CONTRACTS WITH GOVERNMENT AGENCIES. THESE CONTRACTS OFTEN ARE SUBJECT TO A COMPLEX PROCUREMENT PROCESS, REQUIRE COMPLIANCE WITH VARIOUS GOVERNMENT REGULATIONS AND POLICIES AND MAY BE SUBJECT TO UNILATERAL TERMINATION OR MODIFICATION BY THE GOVERNMENT. IN ADDITION, CHANGES IN GOVERNMENT FUNDING AND OTHER POLICY DECISIONS COULD JEOPARDIZE OUR CONTRACTS WITH GOVERNMENT AGENCIES.

         Contracts with various government agencies accounted for approximately 53% of our revenues in year ended December 31, 1999 and 39% in the nine months ended September 30, 2000. Government contracts are often subject to a competitive bidding process, which is governed by applicable federal and state statutes and regulations. The procurement process for government contracts is complex and can be very time consuming.

         Because of our contracts with governmental agencies, we are required to comply with various government regulations and policies. For instance, we are required to maintain employment policies relating to equal opportunity, and we are subject to audit by the government to confirm our compliance with these policies. If we fail to comply with regulations which apply to government contractors, we may face sanctions, including substantial fines and disqualification from being awarded government contracts in the future.

         Contracts with governmental agencies are subject to the risk of unilateral termination by the government for its convenience and reductions in services, or modifications in contractual terms, due to changes in the government's requirements or to budgetary restraints.

         In addition, the government may not continue to fund the projects and programs with which we work. Even if funding continues, we may not obtain this funding. We cannot assure you that we will be able to procure additional government contracts, that we will be able to retain our existing government contracts or, if retained, that these contracts will be fully funded.

WE MAY BE EXPOSED TO RISKS ASSOCIATED WITH ACQUISITIONS, INCLUDING INTEGRATION RISKS AND RISKS ASSOCIATED WITH METHODS OF FINANCING AND THE IMPACT OF ACCOUNTING TREATMENT. ALSO, COMPLETED ACQUISITIONS MAY NOT ENHANCE OUR BUSINESS.

         A component of our strategy is to acquire network assets, Internet-related technologies, e-Business companies and other businesses complementary to our operations. In the 18 months ending November 30, 2000 we have acquired or invested in several companies. In the future, we intend to acquire additional companies that complement our existing business model and growth strategies. Any future acquisitions would be accompanied by the risks commonly encountered in acquisitions, including:

- the difficulty of assimilating the operations and personnel of acquired companies;

-      the potential disruption of our business;

- our management's inability to maximize our financial and strategic position through the incorporation of an acquired technology or business into our service offerings;

- the difficulty of maintaining uniform standards, controls, procedures and policies;

- the potential loss of key employees from acquired businesses, and the impairment of relationships with the employees and customers of an acquired business as a result of changes in management; and

-      the inaccuracy of financial data of acquired companies.

         We cannot assure you that any completed acquisition will enhance our business. If we consummate one or more acquisitions in which any significant portion of the consideration consists of cash, a significant portion of our available cash could be used to consummate the acquisitions. If we consummate one or more acquisitions in which any significant portion of the consideration consists of stock, our stockholders could suffer significant dilution of their interest in us. In addition, we could incur or assume significant amounts of indebtedness in connection with acquisitions. The purchase price of future acquisitions will most likely be significantly greater than the fair value of the acquired net assets. Acquisitions required to be accounted for under the purchase method could result in significant goodwill and/or amortization charges for acquired technology.

WE ARE DEPENDENT ON OUR HARDWARE AND SOFTWARE SUPPLIERS TO PROVIDE US WITH THE PRODUCTS AND SERVICES WE NEED TO SERVE OUR CUSTOMERS.

         We rely on outside vendors to supply us with computer hardware, software and networking equipment. These products are available from only a few sources. We purchase virtually all of these products from Sun Microsystems, Inc., Compaq Computer Corporation and Cisco Systems, Inc. We cannot assure you that we will be able to obtain the products and services that we need on a timely basis and at affordable prices.

         We have in the past experienced delays in receiving shipments of equipment purchased for resale. To date, these delays have not adversely affected us, but we cannot guarantee that we will not be adversely affected by delays in the future. We may not be able to obtain computer equipment on the scale and at the times required by us at an affordable cost. Our suppliers may enter into exclusive arrangements with our competitors or stop selling us their products or services at commercially reasonable prices. If our sole or limited source suppliers do not provide us with products or services, our business, financial condition and results of operations may be significantly hurt.

WE OPERATE IN AN UNCERTAIN REGULATORY AND LEGAL ENVIRONMENT. NEW LAWS AND REGULATIONS COULD HARM OUR BUSINESS.

         We are not currently subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses in general. However, in the future, we may become subject to regulation by the FCC or another regulatory agency. Our business could suffer depending on the extent to which our activities are regulated or proposed to be regulated.

         While there are currently few laws or regulations which specifically regulate Internet communications, laws and regulations directly applicable to online commerce or Internet communications are becoming more prevalent. There is much uncertainty regarding the market-place impact of these laws. In addition, various jurisdictions already have enacted laws covering intellectual property, privacy, libel and taxation that could affect our business by virtue of their impact on online commerce. Further, the growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. If we become subject to claims that we have violated any laws, even if we successfully defend against these claims, our business could suffer. Moreover, new laws that impose restrictions on our ability to follow current business practices or increase our costs of doing business could hurt our business.

WE MAY BE SUBJECT TO LEGAL LIABILITY FOR DISTRIBUTING OR PUBLISHING CONTENT OVER THE INTERNET, WHICH COULD BE COSTLY FOR US TO DEFEND.

         It is possible that claims will be made against online service companies and Internet access providers in connection with the nature and content of the materials disseminated through their networks. Several private lawsuits are pending which seek to impose liability upon online services companies and Internet access providers as a result of the nature and content of materials disseminated over the Internet. If any of these actions succeed, we might be required to respond by investing substantial resources in connection with this increased liability or by discontinuing some of our service or product offerings. Also, any increased attention focused upon liability issues relating to the Internet could also have a negative impact on the growth of Internet use. Although we carry general liability insurance, it may not be adequate to compensate us or it may not cover us in the event we become liable for information carried on or disseminated through our networks. Any costs not covered by insurance that we incur as a result of liability or asserted liability for information carried on or disseminated through our networks could hurt our business.

SIGNIFICANT STOCKHOLDERS AND CURRENT MANAGEMENT CONTROL APPROXIMATELY 61% OF OUR COMMON STOCK, AND THESE PARTIES MAY HAVE CONFLICTS OF INTEREST.

         Broadwing Communications, Inc. ("Broadwing"), NYSERNet.net, Inc. and Grumman Hill Investments III, L.P.("Grumman Hill") control approximately 23.5%, 18.4% and 11.8%, respectively, of our outstanding common stock at November 30, 2000. In addition, our executive officers may be deemed to beneficially own in the aggregate approximately 7.1% of our outstanding common stock. Accordingly, Broadwing, NYSERNet.net, Grumman Hill and our officers and directors, whether acting alone or together, are able to exert considerable influence over any stockholder vote, including any vote on the election or removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and control our management and affairs. Such control could discourage others from initiating potential merger, takeover or other change in control transactions. As a consequence, our business could be hurt. Broadwing and Grumman Hill each have one representative on our board of directors. Grumman Hill has a significant equity interest in Broadwing. NYSERNet.net, NYSERNet.org, Broadwing, Grumman Hill and our officers and directors may have conflicts of interest among themselves, and their interests could conflict with the interests of our other stockholders.

WE ARE DEPENDENT ON KEY PERSONNEL AND OPERATE IN AN INDUSTRY WHERE IT IS DIFFICULT TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

         We expect that we will need to hire additional personnel in all areas of our business. The competition for personnel throughout our industry is intense. At times, we have experienced difficulty in attracting qualified new personnel. If we do not succeed in attracting new, qualified personnel or retaining and motivating our current personnel, our business could suffer. We are also dependent on the continued services of our key personnel, including our senior management. We have entered into employment agreements with certain executive officers. We have also secured key man insurance policies on the lives of Messrs. Mandelbaum and Martin.

OUR STOCK PRICE MAY BE VOLATILE.

         Stock prices of technology companies, especially Internet-related companies, have been highly volatile. The current trading price of our common stock may not be indicative of prices that will prevail in the trading market. Various factors could cause the market price of our common stock to fluctuate substantially. These factors may include:

-      variations in our revenue, earnings and cash flow;

- announcements of new service offerings, technological innovations or price reductions by us, our competitors or providers of alternative services;

-      changes in analysts' recommendations or projections; and

-      changes in general economic and market conditions.

         In addition, the U.S. equity markets in general have periodically had significant price corrections, trading volume fluctuations and prolonged periods of decline. These events would particularly impact the stock prices for Internet-related, technology and telecommunications companies. Specifically, recent events have adversely affected the market price of our common stock in a significant manner. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against the company in question. If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management's attention and resources.

OUR STOCK PRICE MAY BE AFFECTED BY THE AVAILABILITY OF SHARES FOR FUTURE SALE. THE FUTURE SALE OF A LARGE AMOUNT OF OUR STOCK, OR THE PERCEPTION THAT THESE SALES COULD OCCUR, COULD NEGATIVELY AFFECT OUR STOCK PRICE.

         The market price of our common stock could drop as a result of future sales of a large number of shares of our common stock in the market.

         On May 5, 1999, we completed our initial public offering, or IPO, of 5,175,000 shares of our common stock pursuant to a registration statement on Form S-1 (File No. 333-72133). In addition to our IPO as a result of our re-offer prospectus filed on Form S-8 with the Securities and Exchange Commission on July 19, 1999 (File No. 333-83177), approximately 4,500,000 shares of our outstanding common stock no longer qualify as "restricted securities" under Rule 144 of the Securities Act of 1933 and, under the Securities Act, these shares may be freely re-offered and re-sold. However, stockholders who sell shares of our common stock under this re-offer prospectus must comply with the volume of sale limitations imposed under Rule 144(e) of the Securities Act.

         Also, a substantial number of shares of common stock issuable upon exercise of outstanding stock options are available for resale in the public market as a result of our filing a registration statement on Form S-8 with the Securities and Exchange Commission on July 19, 1999 (File No. 333-83177) in order to register the shares issued and issuable upon the exercise of options granted under our 1996 Incentive Stock Option Plan and our 1999 Stock Option Plan as well as shares issued under our 1999 Employee Stock Purchase Plan.

         As a result of filing of a registration statement on Form S-3 with the Securities and Exchange Commission on October 25, 2000 (File No. 333-48578), approximately 839,881 shares of our outstanding common stock will no longer qualify as "restricted securities" under Rule 144 of the Securities Act and, under the Securities Act, these shares may be freely re-offered and re-sold. Also, as a result of filing of a registration statement on Form S-3 with the Securities and Exchange Commission on October 24, 2000 (File No. 333-48518), 211,000 shares of our common stock were issued and these shares may be freely re-offered and re-sold. In addition, we are obligated to file a registration statement so that if certain parties convert the 5% Convertible Debentures into common stock or exercise warrants to purchase common stock, up to an additional 22,333,334 shares of our common stock would be registered and freely tradable.

         Therefore, through the S-8 re-offer prospectus, the S-3 registration statements, as a result of registration rights and under Rule 144, a large number of shares of our common stock may become freely tradable and affect the market for our stock.

         As of November 30, 2000, an additional 52% of the shares of our common stock continue to be restricted securities. Certain of the holders of these restricted securities have registration rights with respected to these restricted shares and with respect to any after-acquired shares. Also, under Rule 144 these shares become freely tradable in the future.

                           DISTRIBUTION OF SECURITIES

         The 1,450,000 shares of AppliedTheory Common Stock covered by this prospectus are available for use in connection with acquisitions by us of other businesses, assets or securities. The consideration offered by us in such acquisitions, in addition to any shares of common stock offered by this prospectus, may include cash, certain assets and/or assumption by AppliedTheory of liabilities of the businesses, assets or securities being acquired. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets or securities, along with all other relevant factors. The shares of common stock issued to the owners of the businesses, assets or securities to be acquired normally are valued at a price reasonably related to the market value of such common stock either at the time an agreement is reached regarding the terms of the acquisition or upon delivery of the shares.

          We may also permit individuals or entities who have received or will receive shares of our common stock in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover their resale of such shares. See "Selling Security Holders," as it may be amended or supplemented from time to time, for a list of those individuals or entities who are authorized to use this prospectus to sell their shares of AppliedTheory Common Stock.

                            SELLING SECURITY HOLDERS

         The selling security holders listed in any supplement to this prospectus, and any transferees or successors-in-interest to those persons, may from time to time offer and sell, pursuant to this prospectus, some or all of the shares covered by this prospectus.

         Resales by selling security holders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the selling security holder's agent in the sale of the shares by such selling security holder, or the securities firm may purchase shares from the selling security holders as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on The Nasdaq National Market, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commission earned by such firm may be deemed to be underwriting discounts or commissions under the Securities Act.

         In connection with resales of the shares sold hereunder, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of the selling security holder, the participating securities firm, if any, the number of shares involved, any material relationship the selling security holder may have with us or our affiliates, and other details of such resale to the extent appropriate. Information concerning the selling stockholders will be obtained from the selling security holders.

         Security holders may also offer shares of stock issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 145(d) under that Act, and security holders should seek the advice of their own counsel with respect to the legal requirements for such sales.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York.

         The Company has been notified by the U.S. Attorney for the Western District of New York that a relator has filed a qui tam action under seal against the Corporation and NYSERnet. The complaint alleges that the National Science Foundation was fraudulently induced to provide a grant of $2.45 million to NYSERnet, a portion of which was paid by NYSERnet to the Company for services rendered. The complaint seeks treble damages related to the alleged overpayment for services provided by the Corporation to NYSERnet, as well as certain other penalties and forfeitures under the False Claims Act. Although the Department of Justice has not yet determined whether or not it will join in this action, the Company believes that these allegations are without merit and intends to contest them.

         On December 13, 2000, James G. Couch filed a complaint in New York state court seeking approximately $9,650,000 in damages against the Company due to an alleged anticipatory breach of a Put Option Agreement between the Company, Mr. Couch and others dated January 5, 2000 pursuant to which Mr. Couch, as part of the consideration for his sale of the capital stock of CRL Network Services, Inc. to the Company, was granted two put options, exercisable on January 5, 2001 and January 5, 2002, respectively, pursuant to which Mr. Couch may require the Company to purchase shares of Company common stock from Mr. Couch at specified times, specified amounts and in specified circumstances. The Company, which has not yet answered the complaint, intends to vigorously contest Mr. Couch's claims and is considering various counterclaims, which, if asserted, could provide a right of setoff against Mr. Couch.

                                     EXPERTS

         The financial statements and the related financial statement schedule of AppliedTheory Corporation, incorporated in this Prospectus by reference from the December 31, 1999 Annual Report on Form 10-K have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy all or any portion of the reports we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings, including the registration statement of which this prospectus is a part, are also available to you on the SEC's Web site (http://www.sec.gov). Other information about the Company may be obtained from our Web site at http://www.appliedtheory.com.

         The SEC allows us to "incorporate by reference" in this prospectus the information contained in other documents that we file with them, which means that we can disclose important information to you by referring to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the selling stockholders sell all the shares offered by this prospectus or until we decide to terminate this offering before all shares offered by this prospectus are sold.

         The following documents filed with the SEC are hereby incorporated by reference:

              a) Our annual report on Form 10-K for the fiscal year ended December 31, 1999 which includes audited financial statements for our latest fiscal year;

              b) Our quarterly report on Form 10-Q for the quarter ended September 30, 2000 which was filed on November 14, 2000;

              c) Our quarterly report on Form 10-Q for the quarter ended June 30, 2000 which was filed on August 14, 2000;

              d) Our registration statement on Form 8-K dated June 30, 2000 (No. 000-25759) for the issuance of $30,000,000 in 5%
                     convertible debentures due June 5, 2003;

              e) Our quarterly report on Form 10-Q for the quarter ended March 30, 2000 which was filed on May 15, 2000;

              f)     Our definitive proxy statement filed on April 17, 2000; and

              g) The description of our common stock contained in our registration statement on Form S-1 dated April 30, 1999 (No. 333-72133) including any amendment or report filed for the purpose of updating that description.

         All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of those documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus (excluding exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents). In order to obtain timely delivery, security holders must request information no later than five business days before the date they must make their investment decision. Written or telephonic requests should be directed to David A. Buckel, Senior Vice President and Chief Financial Officer, AppliedTheory Corporation, 1500 Broadway, 3rd Floor, NY, NY 10036, telephone
(212) 398-7070.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing forward-looking statements may be found in the sections "Summary" and "Risk Factors." Forward-looking statements include statements regarding our, or our directors' or officers', intent, belief or current expectations with respect to, among other things, trends affecting our financial condition or results of operations and our business and growth strategies. Actual events or results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to differences include, but are not limited to, those discussed in the section entitled "Risk Factors" and in the other sections of this prospectus. These forward-looking statements speak only as of the date of this prospectus, and we caution potential investors not to place undue reliance on these statements. This prospectus contains forecasts of estimated future growth in the Internet industry and in Internet usage as a whole. These market forecasts are reliant upon assumptions, including assumptions about the growing acceptance of the Internet as a tool for commercial activity, about continuing advances in computing and telecommunications technology and about increasing availability of technology. There can be no assurance that these assumptions will prove to be correct or, even if they do, that the forecasts will prove to be accurate.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

         The Company provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under Securities Act of 1933.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's certificate of incorporation contains such a provision.

         The Company's certificate of incorporation and bylaws provide that the Company shall indemnify officers and directors and, to the extent permitted by the board of directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the bylaws permit the board of directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

         The Company has offered to enter into an indemnification agreement with each of its directors. The indemnification agreements provide that the Company will indemnify the directors to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware and by the certificate of incorporation and the bylaws.

         The employment agreements of the Company's executive officers provide that the Company shall indemnify the officers to the fullest extent permitted by law and by the certificate of incorporation and bylaws.

ITEM 21.  EXHIBITS

         The following documents are filed as Exhibits hereto:

Exhibit
Number            Description
------            -----------

5.1    OPINION OF DEWEY BALLANTINE LLP WITH RESPECT TO THE LEGALITY OF THE
       SECURITIES BEING REGISTERED.*

23.1   CONSENT OF GRANT THORNTON LLP

23.2   CONSENT OF DEWEY BALLANTINE LLP (CONTAINED IN EXHIBIT 5.1)*

---------------------------
* To be Filed by Amendment.


ITEM 22.  UNDERTAKINGS

a)       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

d) The undersigned registrant hereby undertakes as follows: (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issues undertakes that such reoffering prospectus will contain the information called for by the by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form. (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


e) The undersigned registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective, and
         (2) for the
         purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on December 27, 2000.

                         AppliedTheory Corporation

                           by:    /s/ Danny E. Stroud
                                 -----------------------------------------------
                                 Danny E. Stroud
                                 President, Chief Executive Officer and Director (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Date:      December 27, 2000              /s/ Danny E. Stroud
                                        ----------------------------------------
                                        Danny E. Stroud

                                        President, Chief Executive Officer and
                                        Director
                                        (Principal Executive Officer)

Date:      December 27, 2000            /s/  David A. Buckel
                                        ----------------------------------------
                                        David A. Buckel

                                        Sr. Vice President and Chief
                                        Financial Officer
                                        (Principal Financial and Accounting
                                         Officer)

Date:      December 27, 2000              /s/ Richard Mandelbaum
                                        ----------------------------------------
                                        Richard Mandelbaum
                                        Chairman of the Board of Directors

Date:      December 27, 2000            /s/  James Kelsey
                                        ----------------------------------------
                                        James Kelsey

                                        Director

Date:      December 27, 2000             /s/ George Sadowsky
                                        ----------------------------------------
                                        George Sadowsky

                                        Director

EXHIBITS INDEX

Exhibit
Number            Description
------            -----------

5.1      OPINION OF DEWEY BALLANTINE LLP WITH RESPECT TO THE LEGALITY OF THE
         SECURITIES BEING REGISTERED.*

23.1     CONSENT OF GRANT THORNTON LLP

23.2     CONSENT OF DEWEY BALLANTINE LLP (CONTAINED IN EXHIBIT 5.1)*

---------------------------
* To be Filed by Amendment.